Exhibit 10.1

(Form for Company Directors & Officers)

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT is made as of January 25, 2026

BETWEEN

GOLDGROUP MINING INC., a corporation existing under the laws of the Province of British Columbia

(the “Purchaser”)

- and -

[●]

(the “Securityholder”)

RECITALS:

A.

The Securityholder is the beneficial owner of, or exercises control or direction over, the shares of common stock (“Company Shares”) of Gold Resource Corporation (the “Company”), the options to acquire Company Shares (“Company Options”), the deferred stock units (“Company DSUs”) under the Company Equity Incentive Plan, the performance share units (“Company PSUs”) under the Company Equity Incentive Plan, and the restricted stock units (“Company RSUs”) under the Company Equity Incentive Plan, as more particularly described in Schedule A hereto.

B.

The Purchaser and the Company have entered into an arrangement agreement and plan of merger (the “Arrangement Agreement”) concurrently with the entering into of this Agreement and propose to consummate the Transaction, pursuant to which, among other things, the Purchaser will acquire all of the issued and outstanding Company Shares in exchange for Resulting Issuer Shares.

C.	It is a condition precedent to the completion of the Arrangement that the Company Stockholder Approval will have been obtained at the Company Meeting.

NOW THEREFORE in consideration of the premises and the covenants and agreements herein contained, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

All terms used in this Agreement that are not defined herein and that are defined in the Arrangement Agreement shall have the respective meanings ascribed to them in the Arrangement Agreement. For the purposes of this Agreement:

“Subject Securities” means that number of Company Shares, Company Options, Company DSUs, Company PSUs and Company RSUs described in Schedule A hereto, being all of the Company Shares, Company Options, Company DSUs,

Company PSUs and Company RSUs legally and/or beneficially owned, either directly or indirectly, by the Securityholder or over which the Securityholder exercises control or direction, either directly or indirectly, and shall further include any Company Shares, Company Options, Company DSUs, Company PSUs and Company RSUs acquired or over which ownership, control or direction is acquired by the Securityholder after the date hereof, including any Company Shares acquired as a result of any exercise of Company Options or settlement of any Company DSUs, Company PSUs or Company RSUs or the conversion of any other security.

ARTICLE 2

COVENANTS

2.1	Voting Agreements of the Securityholder

The Securityholder irrevocably covenants and agrees in favour of the Purchaser that, from the date hereof until the termination of this Agreement in accordance with Article 4, except as expressly permitted by this Agreement:

(a)

(agreement to vote in favour) at the Company Meeting and any meeting of securityholders of the Company (including in connection with any separate vote of any subgroup of securityholders of the Company that may be required to be held and of which subgroup the Securityholder forms part) called to vote upon the Company Stockholder Approval or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Company Stockholder Approval is sought, the Securityholder shall cause all of the Securityholder’s Subject Securities (that have a right to vote at such meeting) to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) all of the Securityholder’s Subject Securities (that have a right to vote at such meeting) in favour of the Company Stockholder Approval, the transactions contemplated by the Arrangement Agreement and any other matter necessary for the consummation of the Transaction, including any proposal to adjourn or postpone such meeting of securityholders to a later date if there are not sufficient votes to approve the Company Stockholder Approval, the transactions contemplated by the Arrangement Agreement or any other matter necessary for the consummation of the Transaction;

(b)

(agreement to vote against) at any meeting of securityholders of the Company (including in connection with any separate vote of any subgroup of securityholders of the Company that may be required to be held and of which subgroup the Securityholder forms part) or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the shareholders or other securityholders of the Company is sought (including by written consent in lieu of a meeting), the Securityholder shall cause all of the Securityholder’s Subject Securities (that have a right to vote at such meeting) to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) all of the Securityholder’s Subject Securities (that have a right to vote at such meeting) against any Company Acquisition Proposal and/or any matter that could reasonably be expected to (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Securityholder under this Agreement, or (ii) materially delay, prevent, impede or frustrate the successful completion of the Transaction or any of the transactions contemplated by the Arrangement Agreement or this Agreement;

(c)

(agreement not to tender) in the event that any transaction other than the Transaction is presented for approval of, or acceptance by, the Company Stockholders, the Securityholder will not directly or indirectly, accept, assist or otherwise further the successful completion of such transaction or purport to tender or deposit into any such transaction any of the Company Shares that form part of the Subject Securities;

(d)	(proxy or voting instructions) without limiting the obligations in Section 2.1(a) and Section 2.1(b), no later than ten (10) Business Days prior to the date of the Company Meeting:
(i)

with respect to all Subject Securities (that have a right to vote at such meeting) that are registered in the name of the Securityholder, the Securityholder shall deliver or cause to be delivered, in accordance with the instructions set out in the Company Proxy Statement, a duly executed proxy or proxies directing the holder of such proxy or proxies to vote in favour of the Company Stockholder Approval; and

(ii)

with respect to all Subject Securities (that have a right to vote at such meeting) that are beneficially owned by the Securityholder but not registered in the name of the Securityholder, the Securityholder shall deliver a duly executed voting instruction form to the intermediary through which the Securityholder holds the Securityholder’s beneficial interest in the Securityholder’s Subject Securities instructing that the Securityholder’s Subject Securities (that have a right to vote at such meeting) be voted at the Company Meeting in favour of the Company Stockholder Approval, and provide written confirmation of same to the Company and the Purchaser; and

(e)

(no revocation) the proxy or proxies referred to in Section 2.1(d)(i) shall name those individuals as may be designated by the Company in the Company Proxy Statement and such proxy or proxies or the voting instructions referred to in Section 2.1(d)(ii)  shall not be revoked, withdrawn or modified without the prior written consent of the Purchaser. If for any reason such proxy or voting instruction form is invalid and not effective or is not delivered in accordance with Section 2.1(d), the Securityholder hereby unconditionally and irrevocably appoints the Purchaser as attorney in fact (which appointment is coupled with an interest) for and on its behalf to act in respect of any resolution in connection with the Transaction. The power of attorney granted by the Securityholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of the Securityholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

2.2	Additional Agreements of the Securityholder

The Securityholder irrevocably covenants and agrees in favour of the Purchaser that, from the date hereof until the termination of this Agreement in accordance with Article 4, except as expressly permitted by this Agreement:

(a)

(no dissent) the Securityholder shall not exercise any rights of dissent or rights of appraisal with respect to the Merger or the transactions contemplated by the Arrangement Agreement that the Securityholder may have;

(b)

(voting/support) the Securityholder shall not bring, or threaten to bring, any suit or proceeding for the purpose of, or which has the effect of, directly or indirectly, stopping, preventing, impeding, delaying or varying in any material respect the Merger or any of the other transactions contemplated by the Arrangement Agreement;

(c)

(acquisitions) the Securityholder will promptly notify the Purchaser of any acquisitions by the Securityholder of any Company Shares or grants of any Company Options, Company DSUs, Company PSUs or Company RSUs to the Securityholder after the date hereof. Any Company Shares acquired by, or Company Options, Company DSUs, Company PSUs or Company RSUs granted to, the Securityholder after the date hereof shall be subject to the terms of this Agreement as though they were Subject Securities owned by the Securityholder on the date hereof;

(d)

(revocation of prior instructions) the Securityholder hereby revokes any and all authorities pursuant to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling, voting instruction form, other voting document or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind, in any case, that may conflict or be inconsistent with the matters set forth in this Agreement; and

(e)

(restriction on dispositions) the Securityholder shall not (i) sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option, grant a security interest in or otherwise dispose of any right or interest in (including by way of deposit or tender under any take-over bid) any of the Subject Securities, or enter into any agreement, arrangement or understanding in connection therewith (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), other than pursuant to the Merger or any other transactions contemplated by the Arrangement Agreement, without having first obtained the prior written consent of the Purchaser, or (ii) other than as set forth herein, grant any proxies or powers of attorney, deposit any Subject Securities into a voting trust, in any way transfer any of the voting rights associated with any of the Subject Securities, or enter into a voting agreement, understanding or arrangement with respect to the voting, the right to vote, call meetings of the holders of Company Shares or give consents or approval of any kind with respect to any Subject Securities.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Securityholder

The Securityholder represents and warrants to and in favour of the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in entering into this Agreement and the Arrangement Agreement:

(a)	Legal Authority. The Securityholder has the requisite legal capacity, power and authority to execute and deliver this Agreement and to perform all of the Securityholder’s obligations hereunder.
(b)

Execution and Delivery. This Agreement has been duly executed and delivered by the Securityholder and constitutes a legal, valid and binding obligation of the Securityholder enforceable against the Securityholder in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, (ii) general equitable principles or (iii) limitations under applicable Laws in respect of rights of indemnity, contribution and waiver of contribution.

(c)

Non-Contravention. The execution of this Agreement and the performance by the Securityholder of its obligations hereunder does not (and would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or violation of, or conflict with in any manner, or allow any other person to exercise any rights under any of the terms or provisions of any agreement, contract or indenture to which the Securityholder is a party or by which the Securityholder’s property or assets are bound, and will not result in the violation by the Securityholder of any Laws.

(d)

Ownership, etc. The Securityholder (i) is the sole beneficial owner of, or (ii) solely exercises control and direction, directly or indirectly, over all of the Subject Securities. As of the date hereof, the only securities of the Company legally or beneficially owned by the Securityholder, or over which the Securityholder exercises control or direction, directly or indirectly, including securities which by their terms are exercisable, convertible or exchangeable for Company Shares, are those listed on Schedule A to this Agreement. Except for the securities set out in Schedule A, the Securityholder has no agreement or option, or right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Securityholder or transfer to the Securityholder of additional securities of the Company.

(e)

No Agreements. No person has any agreement or option, or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or transfer from the Securityholder, or any registered holder of the Subject Securities or any other person, of any of the Subject Securities, or any interest therein or right thereto, except pursuant to this Agreement.

(f)

No Proceeding Pending. On the date hereof, there is no claim, action, lawsuit, arbitration, mediation or other proceeding to which the Securityholder is a party or in respect of which it has been served written notice, or to the Securityholder’s actual knowledge, pending or threatened against the Securityholder, that relates or could relate to this Agreement or otherwise materially impairs or would reasonably be expected to materially impair the ability of the Securityholder to consummate the transactions contemplated hereby or the title of the Securityholder to any of the Subject Securities.

(g)	Consents. There is no requirement for the Securityholder to make any filing with, give any notice to, or obtain any permit, licence, sanction, ruling, order, exemption from, or consent, approval or waiver of, any Governmental Authority or other person as a condition to the execution and delivery by the Securityholder of this Agreement, the enforcement of this Agreement against the Securityholder or the lawful completion of the transactions contemplated by the Arrangement Agreement and this Agreement.

3.2	Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Securityholder, acknowledging that the Securityholder is relying upon such representations and warranties in entering into this Agreement:

(a)

Capacity. The Purchaser is duly organized under the Laws of its jurisdiction of incorporation, is validly existing, and has all necessary requisite corporate power and capacity to execute and deliver this Agreement and to perform its obligations hereunder.

(b)

Authorization. The execution, delivery and performance of this Agreement and the Arrangement Agreement by the Purchaser has been duly authorized and no other internal proceedings on its part is necessary to authorize this Agreement, the Arrangement Agreement or the transactions contemplated hereunder.

(c)

Enforceable. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to general principles of equity.

ARTICLE 4

TERMINATION

4.1	Termination
(a)	This Agreement may be terminated at any time upon the mutual written agreement of the Purchaser and the Securityholder.
(b)	The Agreement shall automatically terminate on the earlier of:
(i)	the Effective Time; or
(ii)	the termination of the Arrangement Agreement in accordance with its terms.
4.2	Effect of Termination

If this Agreement is terminated in accordance with this Article 4, the provisions of this Agreement will become void and no party shall have liability to any other party except in respect of a breach of this Agreement which occurred prior to such termination and the Securityholder shall be entitled to withdraw any form of proxy or power of attorney which it may have given with respect of the Subject Securities.

ARTICLE 5

GENERAL

5.1	Fiduciary Obligations

The Purchaser acknowledges and agrees that the Securityholder is bound hereunder solely in the Securityholder’s capacity as a securityholder of the Company and that the provisions of this Agreement shall not be deemed or interpreted to bind the Securityholder in the Securityholder’s capacity as a director or officer of the Company or any of its subsidiaries. For the avoidance of doubt, nothing in this Agreement shall limit or restrict the Securityholder from properly fulfilling the Securityholder’s fiduciary duties as a director or officer of the Company or any of its subsidiaries.

5.2	Further Assurances

Each of the Securityholder and the Purchaser will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require and at the requesting party’s cost to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

5.3	Disclosure

The Securityholder irrevocably consents to: (a) the disclosure of the substance of this Agreement in any news release, court documents, proxy statement or circular produced by the Company or the Purchaser in connection with the transactions contemplated by this Agreement and the Arrangement Agreement; and (b) the filing of a copy of this Agreement by the Purchaser on SEDAR+ (www.sedarplus.ca).

Except as required by applicable Law, applicable stock exchange requirements or the Arrangement Agreement, the Securityholder shall not make any public announcement or statement with respect to the transactions contemplated by this Agreement or the Arrangement Agreement without the prior written approval of the Company.

5.4	Time

Time shall be of the essence in this Agreement.

5.5	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

5.6	Entire Agreement

This Agreement, including the schedules hereto and the provisions of the Arrangement Agreement incorporated herein by reference constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

5.7	Amendments

This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

5.8	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

5.9	Assignment

The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other party hereto.

5.10	No Third Party Beneficiaries

The parties intend that this Agreement will not benefit or create any right or cause of action in favour of any person, other than the parties and no person, other than the parties, is entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

5.11	Notices

Any notice, request, consent, agreement or approval which may or is required to be given in connection with this Agreement must be given in writing and will be given by electronic mail addressed to the recipient as follows:

(a)	if to the Purchaser as follows:

Goldgroup Mining Inc.

Suite 410, 1111 Melville Street

Vancouver, British Columbia V6E 3V6

Attention:  Ralph Shearing

Email:rshearing@goldgroupmining.com

with a copy (which will not constitute notice) to:

Cozen O'Connor LLP

550 Burrard Street, Suite 2501

Vancouver, British Columbia V6C 2B5

Attention:Rory Godinho / Lucy Schilling

Email:rgodinho@cozen.com / lschilling@cozen.com

(b)	if to the Securityholder, as set forth on the signature page to this Agreement,

or to such other street address, individual or electronic communication number or address as may be designated by notice given by either party to the other. Any notice, request, consent, agreement or approval which may or is required to be given in connection with this Agreement given by electronic mail will be conclusively deemed to have been given on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

5.12	Specific Performance and other Equitable Rights

Each of the parties hereto agrees with the others that: (a) money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement by any of the parties; (b) in addition to any other remedies at law or in equity that a party may have, such party shall be entitled to equitable relief, including injunction and specific performance, in addition to any other remedies available to the party, in the event of any breach of the provisions of this Agreement; and (c) any party that is a defendant or respondent shall waive any requirement for the securing or posting of any bond in connection with such remedy. Each of the parties hereby consents to any preliminary applications for such relief to any court of competent jurisdiction. Such remedies shall not be exclusive remedies for the breach or threatened breach of this Agreement but shall be in addition to all other remedies at law or in equity.

5.13	Expenses

Each of the parties shall pay its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

5.14	Counterparts

This Agreement may be executed and delivered in any number of counterparts (including by electronic transmission), each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

GOLDGROUP MINING INC.

By:
Ralph Shearing
CEO

(Name of Securityholder)

(Signature of Securityholder or Authorized Signatory)

(Name and Title, if Non-Individual Securityholder)

Address:

Telephone:
Email:

[Signature page to Company D&O Voting and Support Agreement]

SCHEDULE A

SECURITIES OF THE SECURITYHOLDER

(Number of Company Shares Held)

(Number of Company Options Held)

(Number of Company DSUs Held)

(Number of Company PSUs Held)

(Number of Company RSUs Held)

A-1